SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2009

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

(Exact name of Registrant as specified in its charter)

Virginia	54-1873198	000-50230
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)	(Commission File Number)

1001 Nineteenth Street North

Arlington, VA 22209

(Address of principal executive offices) (Zip code)

(703) 312-9500

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2009, Friedman, Billings, Ramsey Group, Inc., which is doing business as Arlington Asset Investment Corp. (the “Company”), and FBR TRS Holdings, Inc. (“TRS Holdings”), the Company’s wholly-owned subsidiary, entered into a stock repurchase agreement (the “Stock Repurchase Agreement”) with FBR Capital Markets Corporation (“FBR Capital Markets”), the Company’s publicly traded, majority-owned subsidiary. The closing under the Stock Repurchase Agreement occurred on May 20, 2009 (the “Closing”). Pursuant to the Stock Repurchase Agreement, TRS Holdings sold approximately half of its shares of FBR Capital Markets common stock, or 16,667,000 shares (the “Shares”), to FBR Capital Markets for an aggregate purchase price of approximately $72.5 million, or $4.35 per Share. Immediately following the Closing, the Company beneficially owned 16,666,049 shares of FBR Capital Markets common stock (the “Remaining Shares”) (representing an approximate 39% ownership interest in FBR Capital Markets).

The Company expects to use the net proceeds from the sale of the Shares for general corporate purposes and investments, including investments in non-agency residential mortgage-backed securities and residential mortgage-backed securities guaranteed by a U.S. Governmental agency or U.S. Government-sponsored entity, among others.

Under the Stock Repurchase Agreement, the Company and TRS Holdings provided certain designated representatives of FBR Capital Markets with an irrevocable proxy with respect to the Shares for the upcoming FBR Capital Markets annual meeting of shareholders to be held on June 4, 2009 (the “FBR Capital Markets Annual Meeting”). In accordance with this proxy, the Shares will be voted for the election of each nominee for director recommended by the FBR Capital Markets Board of Directors (the “FBR Capital Markets Board”) and in accordance with the recommendation of the FBR Capital Markets Board for all other matters that are subject to a vote of the shareholders of FBR Capital Markets.

In addition, the Company has agreed to waive all registration rights it may have with respect to FBR Capital Markets’ next follow-on equity offering so long as such offering occurs within one year after the Closing; provided that if the aggregate public offering price of the shares of FBR Capital Markets to be registered and sold in such follow-on offering exceeds $90 million, then the Company has the option to elect either: (a) to sell the number of shares up to 50% of the shares registered and sold in such follow-on offering in excess of $90 million; or (b) to sell up to 100% of the shares to be sold pursuant to the underwriters’ over-allotment option in such follow-on offering. Further, in addition to agreeing to a customary lock-up restriction in connection with FBR Capital Markets’ next follow-on offering, the Company has agreed not to sell any of its Remaining Shares prior to FBR Capital Markets’ next follow-on offering unless FBR Capital Markets has not filed a registration statement with respect to such offering within 45 days of the Closing or such sale is at a price per share at least equal to $4.35.

In the Stock Repurchase Agreement, FBR Capital Markets has agreed to file a shelf registration statement at the Company’s request in the event that the Company sells or proposes to sell at least 400,000 Remaining Shares to a third party (a “Selling Shareholder”). The shelf registration statement would include such number of Remaining Shares after the Closing as are held by one or more Selling Shareholders and may also include any Remaining Shares held by the Company. FBR Capital Markets will be obligated to file such shelf registration statement as soon as practicable after the Company’s request and in any event no later than 90 days after its request. In certain circumstances, the Company may request that FBR Capital Markets file multiple registration statements relating to the Remaining Shares but in no event may the Company request more than six registration statements under the Stock Repurchase Agreement. FBR Capital Markets also agreed to cooperate diligently and in good faith with the Company, if requested, to facilitate the sale of the Remaining Shares, in whole or in part, to prospective purchasers, subject to the terms and conditions set forth in the Stock Repurchase Agreement.

In connection with the Closing, the Company and TRS Holdings also entered into a series of ancillary definitive agreements with FBR Capital Markets, including, among others, a (i) transition services agreement (“Services Agreement”), (ii) assignment and assumption agreement (with respect to certain contracts that relate now, did relate or will relate primarily to the business of FBR Capital Markets) (“Assignment and Assumption Agreement”), (iii) trademark and copyright assignment (“Trademark Assignment”), (iv) domain name assignment (“Domain Assignment”) and (v) trademark and license agreement (“Trademark License”). In addition, at the Closing, the Company, TRS Holdings and FBR Capital Markets entered into a definitive amended and restated voting agreement with certain affiliates of Crestview Partners (“Crestview”), a New York-based private equity firm

(the “Voting Agreement”), to amend and restate the terms of the original voting agreement dated July 20, 2006, and to terminate the governance agreement, dated as of July 20, 2006, both of which were entered into in connection with the July 2006 FBR Capital Markets private offering. The material terms of the Services Agreement, Assignment and Assumption Agreement, Trademark Assignment, Domain Assignment, Trademark License, and Voting Agreement are described below.

Services Agreement. We entered into the Services Agreement with FBR Capital Markets pursuant to which FBR Capital Markets will continue to provide, or cause one or more of its subsidiaries to provide, to us certain services for fees at a fixed dollar amount (not to exceed the first quarter 2009 amounts paid by us to FBR Capital Markets). The services that FBR Capital Markets will provide to us include the following: (i) employee benefits services, (ii) human resources and financial-related services, (iii) data and network services and infrastructure, and (iv) facilities services, in each case subject to reductions in services (and associated costs) as requested by us. We will use all commercially reasonable efforts to transition away from the services provided by FBR Capital Markets as soon as practicable and in any event no later than one year after the date of the agreement.

Assignment and Assumption Agreement. We entered into the Assignment and Assumption Agreement with FBR Capital Markets pursuant to which we assigned and FBR Capital Markets assumed all of our rights under certain agreements that relate now, did relate or will relate to FBR Capital Markets’ business. In addition, we agreed in the future to assign to FBR Capital Markets any other agreements that may later be identified by FBR Capital Markets or us that relate now, did relate or will relate primarily to FBR Capital Markets’ business.

Trademark and Copyright Assignment. We entered into the Trademark and Copyright Assignment, pursuant to which we transferred to FBR Capital Markets ownership of all trademarks or service marks registered or owned by us or any of our majority-owned subsidiaries, in each case, that relate to FBR Capital Markets’ business, including all trademarks or services marks containing the terms “Friedman,” “Billings,” “Ramsey,” “FBR,” and “Pegasus,” and all registered or unregistered copyright(s) and/or copyright registration(s) and/or application(s) related thereto owned by us or our majority-owned subsidiaries that relate to FBR Capital Markets’ business.

Domain Assignment. We entered into the Domain Assignment, pursuant to which we transferred all of our and our majority-owned subsidiaries’ right, title and interest in and to any internet domain names that relate to FBR Capital Markets’ business and are registered in the name of, or controlled pursuant to contractual agreement by, us or any of our majority-owned subsidiaries, or that contain any of the terms “Friedman,” “Billings,” “Ramsey,” “FBR,” “Pegasus” or combinations, modifications or versions thereof.

Trademark License. In addition, we entered into the Trademark License, pursuant to which FBR Capital Markets granted us a limited license to use certain of the trademarks and service marks assigned to FBR Capital Markets under the Trademark and Copyright Assignment, including the right to use the corporate name “Friedman, Billings, Ramsey Group, Inc.” and the ticker symbol “FBR,” until the earlier of (i) the date that we complete our name change and cease all use of the rights granted under the agreement, or (ii) six months after the date of the Trademark License. The Trademark License also includes the right for us to use certain trademarks in connection with our outstanding trust preferred securities for the remainder of the term of the trust preferred securities.

Voting Agreement. We entered into the Voting Agreement, which agreement amends and restates the Voting Agreement, dated as of July 20, 2006, by and between the Company, FBR Capital Markets, TRS Holdings, and Crestview. The material terms of the amended provisions and certain new provisions are as follows:

•

with respect to representation on the FBR Capital Markets Board, (i) the provision giving TRS Holdings the right to designate three nominees for election or appointment to the FBR Capital Markets Board was amended to provide for two nominees (the “AAI Designees”), who are Eric F. Billings (for so long as he is entitled to be nominated pursuant to the Director Agreement, dated as of December 21, 2008, by and between Eric F. Billings and the FBR Capital Markets (the “Director Agreement”)) and, initially, Ralph S. Michael, III, (ii) the provision giving TRS Holdings the right to designate four independent director nominees for election or appointment to the FBR Capital Markets Board was amended to be the right of the FBR Capital Markets Board (acting by majority vote), with such nominees continuing to be reasonably acceptable to Crestview; and (iii) the FBR Capital Markets Board will have the right to designate the Chief Executive Officer of FBR Capital Markets as a nominee for election or appointment to the FBR Capital Markets Board;

•

the provision giving TRS Holdings the right to remove and replace independent directors of FBR Capital Markets was amended to be the right of the FBR Capital Markets Board, with such replacements continuing to be reasonably acceptable to Crestview;

•

the provision giving any party the right to remove and replace their designees was amended to clarify that TRS Holdings does not have the right to remove and/or replace Eric F. Billings for so long as he is entitled to be nominated pursuant to the Director Agreement;

•

for so long as TRS Holdings has the right to designate one director nominee for election or appointment to the FBR Capital Markets Board, Crestview may not take any action to cause the removal of an AAI Designee, except for “Cause” and in that event TRS Holdings may nominate a replacement for the director so removed;

•

for so long as TRS Holdings has the right to designate one director nominee for election or appointment to the FBR Capital Markets Board, each Committee of the FBR Capital Markets Board, to the extent permitted by applicable law, shall have as a member at least one AAI Designee, provided that to the extent that applicable law does not permit such designee(s) to be full members of such Committees, such designee(s) will be entitled to observer status on such Committees;

•

the scale-back of TRS Holdings’ right to designate nominees for election or appointment to the FBR Capital Markets Board was amended to provide that TRS Holdings’ right to designate any nominees for election or appointment to the FBR Capital Markets Board will terminate at such time that it ceases to beneficially own at least 10% of FBR Capital Market’s issued and outstanding shares of common stock;

•

with respect to TRS Holdings’ voting obligations, TRS Holdings will vote on all matters to be voted on by the shareholders of FBR Capital Markets in accordance with the recommendation of the FBR Capital Markets Board only until completion of the FBR Capital Markets Annual Meeting;

•	the Company and Crestview terminated the Governance Agreement, dated as of July 20, 2006, by and among the Company, TRS Holdings, and Crestview;

•

the rights of TRS Holdings under the agreement, and the obligations of the other parties with respect to such rights, will expire (unless earlier expired or terminated in accordance with the terms of the amended agreement) at such time as TRS Holdings and its affiliates who are parties to the agreement cease to own at least 10% of the outstanding shares of FBR Capital Markets’ common stock, provided that TRS Holdings and its affiliates and any transferees to which it transfers at least a 10% interest in FBR Capital Markets, so long as TRS Holdings or any such transferee continues to own any capital stock of FBR Capital Markets, will continue to be obligated to vote in accordance with the FBR Capital Markets Board representation provisions, which, after the FBR Capital Markets Annual Meeting, will be only to vote in favor of the election of Crestview’s FBR Capital Markets Board nominees;

•	nothing contained in the amended agreement will abrogate any of the rights of Eric F. Billings or FBR Capital Markets under or with respect to the Director Agreement; and

•	no director will be required to take any action that in such director’s judgment would be inconsistent with such director’s fiduciary duties under applicable law.

In connection with the transactions contemplated by the Stock Repurchase Agreement, the Company and FBR Capital Markets have also agreed that FBR Capital Markets has no additional payment obligations with respect to the FBR Open Golf Tournament (the “FBR Open”). At the Closing, the Company funded an escrow account in an amount equal to approximately $4.2 million, representing the estimated future expenses related to the FBR Open and out of which expenses related to the FBR Open will be paid when such expenses become due and payable.

This summary description of the Stock Repurchase Agreement, Services Agreement, Assignment and Assumption Agreement, Trademark Assignment, Domain Assignment, Trademark License and Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, and attached hereto and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Closing, the Company and FBR Capital Markets terminated, effective as of the Closing, certain existing intercompany agreements, including (i) the corporate agreement, dated as of July 20, 2006, between the Company and FBR Capital Markets, as amended (the “Corporate Agreement”), the services agreement, dated as of July 20, 2006, between the Company and FBR Capital Markets (the “2006 Services Agreement”), and the trademark license agreement, dated as of July 20, 2006, between the Company and FBR Capital Markets (the “2006 License Agreement”). The material terms of the Corporate Agreement, 2006 Services Agreement and 2006 License Agreement are described below.

Corporate Agreement. In connection with FBR Capital Markets’ July 2006 private offering, we entered into a corporate agreement with FBR Capital Markets pursuant to which, among other things, FBR Capital Markets granted us a continuing option to purchase, through FBR TRS Holdings, additional shares of FBR Capital Markets common stock. In addition, the corporate agreement contained indemnification and contribution provisions pursuant to which we agreed to indemnify FBR Capital Markets against any and all liabilities and claims relating to the businesses contributed to FBR Capital Markets prior to completion of FBR Capital Markets’ July 2006 private offering and claims arising out of any breach by us of any of our obligations under the corporate agreement. FBR Capital Markets also agreed to indemnify us and related persons against any and all liabilities and claims arising out of any breach by FBR Capital Markets of any of its obligations under the corporate agreement. The corporate agreement also provided certain guidelines for the pursuit of corporate opportunities identified by directors serving both on the FBR Capital Markets Board and our Board of Directors.

2006 Services Agreement. Pursuant to the 2006 Services Agreement, FBR Capital Markets provided, or caused one or more of its subsidiaries to provide, to us certain services for fees based on actual costs incurred by FBR Capital Markets and its subsidiaries in providing the services. Similarly, we provided to FBR Capital Markets under the same services agreement certain services for fees based on actual costs incurred by us and our subsidiaries in providing the services.

2006 License Agreement. Pursuant to the 2006 License Agreement, we granted FBR Capital Markets a perpetual, royalty free limited license to use certain of the trademarks and service marks, including the right to use the corporate name “Friedman, Billings, Ramsey” and “FBR” solely in connection with the operation of its business.

This summary description of the Corporate Agreement, 2006 Services Agreement and 2006 License Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements which are filed as Exhibit 10.2, 10.4, and 10.6 to the Company’s report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2006 and incorporated herein by reference.

The information included in the first paragraph of Item 1.01 of this report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 20, 2009, the Company issued a press release announcing the Closing, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Stock Repurchase Agreement, dated May 18, 2009, by and among the Registrant, FBR TRS Holdings, Inc. and FBR Capital Markets Corporation.

10.2	Transition Services Agreement, dated May 20, 2009, by and between the Registrant and FBR Capital Markets Corporation.

10.3	Assignment and Assumption Agreement, dated May 20, 2009, by and between the Registrant and FBR Capital Markets Corporation.

10.4	Trademark and Copyright Assignment, dated May 20, 2009, by and between the Registrant and FBR Capital Markets Corporation.

10.5	Domain Name Assignment, dated May 20, 2009, by and between the Registrant and FBR Capital Markets Corporation.

10.6	Trademark License Agreement, dated May 20, 2009, by and between the Registrant and FBR Capital Markets Corporation.

10.7	Amended and Restated Voting Agreement, dated May 20, 2009, by and among the Registrant, FBR TRS Holdings, Inc., FBR Capital Markets Corporation, Forest Holdings (ERISA) LLC, and Forest Holdings LLC.

99.1	Press release dated May 20, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

Date: May 20, 2009	By:	/s/ Kurt R. Harrington
Kurt R. Harrington Executive Vice President, Chief Financial Officer and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Repurchase Agreement, dated May 18, 2009, by and among the Registrant, FBR TRS Holdings, Inc. and FBR Capital Markets Corporation.

10.2	Transition Services Agreement, dated May 20, 2009, by and between the Registrant and FBR Capital Markets Corporation.

10.3	Assignment and Assumption Agreement, dated May 20, 2009, by and between the Registrant and FBR Capital Markets Corporation.

10.4	Trademark and Copyright Assignment, dated May 20, 2009, by and between the Registrant and FBR Capital Markets Corporation.

10.5	Domain Name Assignment, dated May 20, 2009, by and between the Registrant and FBR Capital Markets Corporation.

10.6	Trademark License Agreement, dated May 20, 2009, by and between the Registrant and FBR Capital Markets Corporation.

10.7	Amended and Restated Voting Agreement, dated May 20, 2009, by and among the Registrant, FBR TRS Holdings, Inc., FBR Capital Markets Corporation, Forest Holdings (ERISA) LLC, and Forest Holdings LLC.

99.1	Press release dated May 20, 2009.